Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

This supplemental indenture, dated as of November 16, 2021 (this “First Supplemental Indenture”), between CSI Compressco LP, a Delaware limited partnership (the “Company”), CSI Compressco Finance Inc., a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), the guarantors listed on the signature pages hereto (the “Guarantors”), U.S. Bank National Association, as Trustee, and U.S. Bank National Association, as Collateral Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Issuers, the Guarantors, the Trustee and the Collateral Trustee have heretofore executed and delivered an Indenture, dated as of June 12, 2020 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of $155,529,000 aggregate principal amount of the Issuer’s 10.000%/10.750% Senior Secured Second Lien Notes due 2026 (the “Existing Notes”);

WHEREAS, the Indenture provides that the Issuers may issue Additional Notes under the Indenture subject to compliance with the provisions set forth therein;

WHEREAS, the Issuers wish to issue an additional $10,000,000 aggregate principal amount of 10.000%/10.750% Senior Secured Second Lien Notes due 2026 as Additional Notes under the Indenture (the “New Notes”);

WHEREAS, pursuant to Section 9.01(6) of the Indenture, the Issuers, the Guarantors, the Trustee and the Collateral Trustee may execute and deliver this First Supplemental Indenture to supplement the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Guarantors, the Trustee and the Collateral Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Defined Terms. Unless otherwise defined in this First Supplemental Indenture, terms defined in the Indenture are used herein as therein defined.

ARTICLE II

ISSUANCE OF NEW NOTES

Section 2.1. Amount of New Notes. The aggregate principal amount of New Notes to be authenticated and delivered under this First Supplemental Indenture on November 16, 2021 is $10,000,000.

Section 2.2 Terms of New Notes. The New Notes are to be issued as Additional Notes under the Indenture and pursuant to this First Supplemental Indenture and shall:

A.

be issued as part of the existing series of Existing Notes previously issued under the Indenture and the New Notes and the Existing Notes shall be treated as a single class for all purposes under the Indenture;

B.

be issued on November 16, 2021 and will accrue interest from October 1, 2021; interest on the notes will be payable on April 1 and October 1 of each year, with an initial payment for the notes on April 1, 2022.

C.	be issuable in whole in the form of a 144A Global Note, bearing the CUSIP number of 12652H AE8.

Section 2.3 Authentication of New Notes. The Trustee shall, pursuant to an Authentication Order delivered in accordance with Section 2.02 of the Indenture, authenticate and deliver the New Notes for an aggregate principal amount specified in such Authentication Order.

ARTICLE III

MISCELLANEOUS

Section 3.1. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this First Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 3.2. Governing Law, etc. This First Supplemental Indenture shall be governed by the provisions set forth in Section 12.08 of the Indenture.

Section 3.3. Severability. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.4. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this First Supplemental Indenture. The recitals contained herein may be taken as the statements of the Issuer and the Guarantors, and the Trustee does not assume any responsibility for their correctness.

Section 3.5. Duplicate and Counterpart Originals. The parties may sign any number of copies of this First Supplemental Indenture. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

Section 3.7. Recitals. The recitals contained herein may be taken as the statements of the Issuers, and the Trustee does not assume any responsibility for their correctness.

Section 3.8. Headings. The headings of the Articles and Sections in this First Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered as a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 3.9 Successors. This First Supplemental Indenture shall be binding on the Issuers, the Guarantors, the Trustee and the Holders and their respective successors and assigns, and shall inure to the benefit of such parties and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

ISSUERS:

CSI COMPRESSCO LP

By:	CSI Compressco GP Inc.,
its general partner

By:	/s/ John E. Jackson
Name: John E. Jackson
Title: Chief Executive Officer

CSI COMPRESSCO FINANCE INC.

By:	/s/ John E. Jackson
Name: John E. Jackson
Title: Chief Executive Officer

GUARANTORS:

CSI COMPRESSCO SUB INC.

By:	/s/ John E. Jackson
Name: John E. Jackson
Title: Chief Executive Officer

CSI COMPRESSCO OPERATING LLC

By:	CSI Compressco LP,
its sole member

By:	CSI Compressco GP Inc.,
its general partner

By:	/s/ John E. Jackson
Name: John E. Jackson
Title: Chief Executive Officer

Signature Page to Supplemental Indenture

CSI COMPRESSCO FIELD SERVICES INTERNATIONAL LLC

By:	CSI Compressco Operating LLC,
its sole member

By:	CSI Compressco LP,
its sole member

By:	CSI Compressco GP Inc.,
its general partner

By:	/s/ John E. Jackson
Name: John E. Jackson
Title: Chief Executive Officer

CSI COMPRESSCO INTERNATIONAL LLC

By:	CSI Compressco Operating LLC,
its sole member

By:	CSI Compressco LP,
its sole member

By:	CSI Compressco GP Inc.,
its general partner

By:	/s/ John E. Jackson
Name: John E. Jackson
Title: Chief Executive Officer

Signature Page to Supplemental Indenture

CSI COMPRESSCO HOLDINGS LLC

By:	CSI Compressco Operating LLC, its sole member

By:	CSI Compressco LP,
its sole member

By:	CSI Compressco GP Inc.,
its general partner

By:	/s/ John E. Jackson
Name: John E. Jackson
Title: Chief Executive Officer

CSI COMPRESSCO LEASING LLC

By:	CSI Compressco Operating LLC,
its sole member

By:	CSI Compressco LP,
its sole member

By:	CSI Compressco GP Inc.,
its general partner

By:	/s/ John E. Jackson
Name: John E. Jackson
Title: Chief Executive Officer

CSI COMPRESSION HOLDINGS, LLC

By:	CSI Compressco Sub Inc.,
its sole member

By:	/s/ John E. Jackson
Name: John E. Jackson
Title: Chief Executive Officer

Signature Page to Supplemental Indenture

ROTARY COMPRESSOR SYSTEMS, INC.

By:	/s/ John E. Jackson
Name: John E. Jackson
Title: Chief Executive Officer

Signature Page to Supplemental Indenture

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael K. Herberger
Name: Michael K. Herberger
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee

By:	/s/ Michael K. Herberger
Name: Michael K. Herberger
Title: Vice President

Signature Page to Supplemental Indenture